UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 8, 2014

ALKAME HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

PINACLE ENTERPRISE, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

On December 20, 2013, our board of directors and majority shareholders approved a reverse split of 3 to 1 in which each shareholder will be issued 1 common share in exchange for 3 common shares of their currently issued common stock. A record date of December 20, 2013 was established and FINRA was provided ten days notice prior to the effective date pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

Also on December 20, 2013, our board of directors and majority shareholders approved a name change to Alkame Holdings, Inc.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

On December 26, 2013, we filed a Certificate of Amendment with the Nevada Secretary of State in connection with our name change. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1.

Also on December 26, 2013, we filed a Certificate of Change with the Nevada Secretary of State in connection with our reverse split. A copy of the Certificate of Change is filed herewith as Exhibit 3.2.

In connection with the name change and reverse split, we have the following new CUSIP number: 01643J 109. We have submitted an application to FINRA for an effective date for our corporate actions and have requested a new symbol to better reflect our new name. Once effective, our common stock will be quoted under the symbol “PINSD” for a period of 20 trading days. After 20 trading days, our common stock will trade under the symbol “ALKM” that more resembles our new name.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinacle Enterprise, Inc.

/s/ Robert Eakle

Robert Eakle
CEO

Date: January 8, 2013

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